                     DAIMLER-BENZ AUTO GRANTOR TRUST 1995-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: APRIL 1997
DISTRIBUTION DATE: 5/15/97



STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT

                                                                                                   Per $1,000 of Original
                                                                                                      Class A/Class B
                                                                                                     Certificate Amount
                                                                                                   ----------------------
   (i) Principal Distribution
         Class A Amount                                                        $ 14,172,587.13           $24.857427
         Class B Amount                                                        $    745,925.64           $24.857427

  (ii) Interest Distribution
         Class A Amount                                                        $  1,249,046.86           $ 2.190714
         Class B Amount                                                        $     65,739.31           $ 2.190714

 (iii) Amount of Distribution allocable to the Yield Supplement Amount         $     18,866.81
                                                                               ---------------
         Class A Amount                                                        $     17,923.47
         Class B Amount                                                        $        943.34

       Amount of Distribution allocable to the (Excess) Shortfall Amount       $      2,947.39
                                                                               ---------------
         Class A Percentage                                                    $      2,800.02
         Class B Percentage                                                    $        147.37

  (iv) Monthly Servicing Fee                                                   $    224,749.77           $ 0.374481
                                                                               ---------------
         Monthly Supplemental Servicing Fee                                    $          0.00           $ 0.000000
         Class A Percentage of the Servicing Fee                               $    213,512.28           $ 0.374481
         Class A Percentage of the Supplemental Servicing Fee                  $          0.00           $ 0.000000
         Class B Percentage of the Servicing Fee                               $     11,237.49           $ 0.374481
         Class B Percentage of the Supplemental Servicing Fee                  $          0.00

   (v) Class A Principal Balance (end of Collection Period)                    $242,042,152.93
       Class A Pool Factor (end of Collection Period)                                42.451990%
       Class B Principal Balance (end of Collection Period)                    $ 12,739,060.68
       Class B Pool Factor (end of Collection Period)                                42.451990%

  (vi) Pool Balance (end of Collection Period)                                 $254,781,213.61

 (vii) Class A Interest Carryover Shortfall                                    $          0.00
       Class A Principal Carryover Shortfall                                   $          0.00
       Class B Interest Carryover Shortfall                                    $          0.00
       Class B Principal Carryover Shortfall                                   $          0.00

(viii) Amount Otherwise Distributable to the Seller that is Distributed to
       Either the Class A or Class B Certificateholders                        $          0.00           $ 0.000000

  (ix) Balance of the Reserve Fund Property (end of Collection Period)
         Class A Amount                                                        $  6,001,631.84
         Class B Amount                                                        $          0.00

   (x) Aggregate Purchase Amount of Receivables repurchased by the
       Seller or the Servicer                                                  $          0.00




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